Exhibit 99.3
[LETTERHEAD OF UBS SECURITIES LLC]
CONFIDENTIAL
The Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148
Dear Members of the Board:
UBS Securities LLC (“UBS”) hereby consents to the inclusion of its opinion letter dated November 8, 2007 as Appendix B to, and to the reference thereto under the captions “SUMMARY — The Merger — Opinion of FNB’s Financial Advisor in Connection with the Merger” and “THE MERGER — Opinion of FNB’s Financial Advisor in Connection with the Merger” in, the joint proxy statement/prospectus of F.N.B. Corporation (“F.N.B.”) and Omega Financial Corporation (“Omega”) relating to the proposed merger transaction involving F.N.B. and Omega (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of F.N.B. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ UBS Securities LLC
UBS SECURITIES LLC

December 17, 2007